Exhibit 4.4

INDOSAT CELLULAR WIRELESS NETWORK AND TELKOM’S FIXED TELECOMMUNICATIONS NETWORK

Third Amendment

The third amendment of cooperation agreement on interconnection between Telkom’s fixed telecommunications network and Indosat’s cellular mobile network, No Telkom: Tel.185/HK 820/DCI-A1000000/2011 – No. Indosat: 032/C00-C0H/LGL/2011 dated July 20, 2011.

The Parties:

1.	PT Telkom Tbk; and

2.	PT Indosat Tbk

Scope of The Amendment

This third amendment was made to cover results of interconnection tariff repeated calculations 2010 for Fixed Wireless Access (FWA) which was implemented in July 1, 2011 based on Regulation of Ministry of Communications and Informatics No. 16/PER/M.KOMINFO/06/2011 dated June 27, 2011. In Addition, there were amendments of this third amendment regarding (i) Numbering and (ii) Call Scenario.

Period of Amendment:

This fifth amendment effective on July 1st, 2011 and have same expiration date as Cooperation Agreement.

Fourth Amendment

The fourth amendment of cooperation agreement on interconnection between Indosat cellular mobile network and Telkom’s fixed telecommunications network, No. Telkom: Tel. 259/HK 820/DCI-A1000000/2011 – No. Indosat: 043/C00-C0H/LGL/2011 dated December 20th, 2011.

The Parties:

1.	PT Telkom; and

2.	PT Indosat Tbk

Scope of The Amendment

This fourth amendment was made to extent period of agreement effective from January 1, 2012 until December 31, 2014 and can be extended or terminated prior expiration of agreement based on the parties agreement that contained into amendment.

In addition, there were amendments as follows:

•	The parties agree to change point 8 of A. Support Document Planning and Operating E regarding Point of Interconnection and Central Gate.

•	The parties agree to change A.1 Support Document regarding Telkom’s Network Information.

•	The parties agree to change Tabel Routing on the A.9 Support Document regarding Indosat’s Tabel Routing.

•	The parties agree to change Interconnection Services List and Telkom’s Tariff on C1 Document.